Exhibit 99.1

FOR IMMEDIATE RELEASE

Financial Contact:                 Press Contact:

Mike Knapp IDT Investor Relations Phone: (408) 284-6515 E-mail: mike.knapp@idt.com	Graham Robertson IDT Worldwide Marketing Phone: (408) 284-2644 E-mail: graham.robertson@idt.com

IDT reports Q2 Fiscal Year 2013 Financial results
New Product Revenue Grew to 17 Percent of Total
Record Gross Margins: GAAP 55.9 Percent; Non-GAAP 59.4 Percent
GAAP EPS from Continuing Ops of $0.00; Non-GAAP EPS from Continuing Ops of $0.09

SAN JOSE, Calif., Oct. 29, 2012 - Integrated Device Technology, Inc. (IDT® or the Company) (NASDAQ: IDTI), the Analog and Digital Company™ delivering essential mixed-signal semiconductor solutions, today announced results for the fiscal second quarter ended September 30, 2012.

“Despite broad-based weakness in demand, we were able to deliver sequential revenue growth in line with our prior projections,” said Dr. Ted Tewksbury, president and CEO of IDT. “New product revenue increased to over 17 percent of the total, up from 14 percent in the prior quarter, driven by record revenue from Rapid IO switching solutions, continued growth in PCI Express switching, and initial sales from new product categories like enterprise flash controllers, high-speed data converters and wireless power solutions.”

“Record non-GAAP gross margins of 59.4 percent combined with an acceleration of our cost reduction program enabled us to achieve non-GAAP operating margins of 12 percent.”

“Customer demand slowed significantly in the month of September for IDT as well as the overall semiconductor sector, and has remained soft in October. Even though we're experiencing cautious ordering patterns from customers due to the uncertain macroeconomic environment, we believe our new product traction and continued focus on cost controls will enable us to reach our fiscal 2014 operating margin targets.”

Recent Highlights
IDT recently announced:

Wireless Power

•
Qualcomm has selected IDT as its silicon partner to develop an integrated receiver IC for Qualcomm's wireless charging solution. The chipset will be designed to meet the requirements of Qualcomm's WiPower™, a new near-field magnetic resonance technology that provides spatial freedom for charging consumer electronics, mobile phones, and other battery-powered/low-power direct-charge devices.

•
Intel has selected IDT to develop an integrated transmitter and receiver chipset for Intel's wireless charging technology based on resonance technology. Wireless charging ICs by IDT will provide industry-leading size and cost reduction, while simplifying product development and integration. Intel, along with IDT, aims to deliver validated reference designs that are targeted for deployment in Ultrabooks™, all-in-one (AiO) PCs, smartphones, and standalone chargers.

•
Its wireless power transmitter and receiver solutions have been selected by Primax Electronics Ltd., a leading global supplier of after-market wireless charging accessories for tier one mobile phone OEMs.

•
It has become a member of the Alliance for Wireless Power (A4WP), an independently operated organization composed of global wireless power and technology industry leaders, including Samsung and Qualcomm.

Enterprise Computing

•
The industry's first NVM Express (NVMe) enterprise flash memory controller with native support for PCIe® Gen 3. IDT's NVMe flash controller family provides a standards-based solid-state drive (SSD) solution, enabling storage and server original equipment manufacturers (OEMs) to overcome latency and throughput bottlenecks inherent to legacy SAS/SATA-based SSD designs.

•
The industry's first NVMe enterprise non-volatile DRAM (NV-DRAM) controller with native support for PCIe Gen 3. The new NVMe NV-DRAM controller expands upon IDT's previously announced NVMe flash controller family to provide standards-based, high-density, high-performance PCIe-attached NV-DRAM solutions built around a combination of DRAM and NAND flash devices.

•
The industry's lowest-power DDR3 LRDIMM memory buffer and the first capable of operating with transfer speeds up to 1866 megatransfers per second (MT/s). The new device affirms IDT's leadership in memory interface solutions by advancing the top data transfer rates of DDR3 LRDIMMs and allowing system makers to benefit from increased memory capacity at higher speeds.

•
The world's first DDR4 register and temperature sensor that meet the industry's stringent performance requirements. The new products are designed to facilitate the next generation of DRAM modules, including both registered dual inline memory modules (RDIMMs) and load-reduced DIMMs (LRDIMMs), to enable advancements in server and storage sub-system performance, scalability and power efficiency.

•	The world's lowest-power PCI Express® timing family. The new family of buffers and synthesizers offer unprecedented power savings and integration for communications, computing, and consumer markets.

The following highlights the Company's financial performance on both a GAAP and supplemental non-GAAP basis. The Company provides supplemental information regarding its operating performance on a non-GAAP basis that excludes certain gains, losses and charges which occur relatively infrequently and which management considers to be outside our core operating results. Non-GAAP results are not in accordance with GAAP and may not be comparable to non-GAAP information provided by other companies. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. A complete reconciliation of GAAP to non-GAAP results from continuing operations is attached to this press release.

•	Revenue from continuing operations for the fiscal second quarter of 2013 was $133.4 million, compared with $138.3 million reported in the same period one year ago.

•
GAAP net loss from continuing operations for the fiscal second quarter of 2013 was $(0.7) million, or breakeven per diluted share, versus GAAP net income of $8.1 million or $0.06 per diluted share in the same period one year ago. Fiscal second quarter 2013 GAAP results include $12.7 million in acquisition and restructuring related charges, $3.6 million in stock-based compensation, and $3.1 million in benefits from tax effects.

•
Non-GAAP net income from continuing operations for the fiscal second quarter of 2013 was $12.6 million or $0.09 per diluted share, compared with non-GAAP net income from continuing operations of $17.2 million or $0.12 per diluted share reported in the same period one year ago.

•
GAAP gross profit for the fiscal second quarter of 2013 was $74.6 million, or 55.9 percent, compared with GAAP gross profit of $73.6 million, or 53.2 percent, reported in the same period one year ago. Non-GAAP gross profit for the fiscal second quarter of 2013 was $79.2 million, or 59.4 percent, compared with non-GAAP gross profit of $78.1 million, or 56.5 percent, reported in the same period one year ago.

•
GAAP R&D expense for the fiscal second quarter of 2013 was $42.4 million, compared with GAAP R&D expense of $39.2 million reported in the same period one year ago. Non-GAAP R&D expense for the fiscal second quarter of 2013 was $39.1 million, compared with non-GAAP R&D of $37.6 million in the same period one year ago.

•
GAAP SG&A expense for the fiscal second quarter of 2013 was $32.8 million, compared with GAAP SG&A expense of $24.9 million in the same period one year ago. Non-GAAP SG&A expense for the fiscal second quarter of 2013 was $23.8 million, compared with non-GAAP SG&A expense of $22.6 million in the same period one year ago.

Webcast and Conference Call Information

Investors can listen to a live or replay webcast of the Company's quarterly financial conference call at http://www.IDT.com. The live webcast will begin at 1:30 p.m. Pacific time on October 29, 2012. The webcast replay will be available after 5 p.m. Pacific time on October 29, 2012.

Investors can also listen to the live call at 1:30 p.m. Pacific time on October 29, 2012 by calling (800) 230-1059 or (612) 234-9960. The conference call replay will be available after 5 p.m. Pacific time on October 29, 2012 through 11:59 p.m. Pacific time on November 5, 2012 at (800) 475-6701 or (320) 365-3844. The access code is 266766.

About IDT

Integrated Device Technology, Inc., the Analog and Digital Company™, develops system-level solutions that optimize its customers' applications. IDT uses its market leadership in timing, serial switching and interfaces, and adds analog and system expertise to provide complete application-optimized, mixed-signal solutions for the communications, computing and consumer segments. Headquartered in San Jose, Calif., IDT has design, manufacturing and sales facilities throughout the world. IDT stock is traded on the NASDAQ Global Select Stock Market® under the symbol “IDTI.” Additional information about IDT is accessible at www.IDT.com. Follow IDT on Facebook, LinkedIn, Twitter, and YouTube.

Additional Information

These materials are for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offer with respect to the acquisition of PLX Technology will only be made through the prospectus, which is part of the registration statement on Form S-4, which contains an offer to purchase, form of letter of transmittal and other documents relating to the exchange offer, as well as the Tender Offer Statement on Schedule TO, (collectively, and as amended and supplemented from time to time, the “Exchange Offer Materials”), each initially filed with the U.S. Securities and Exchange Commission (the “SEC”) by IDT on May 22, 2012. The registration statement has not yet become effective. In addition, PLX Technology filed with the SEC on May 22, 2012 a solicitation/recommendation statement on Schedule 14D-9 (as amended and supplemented from time to time, the “Schedule 14D-9”) with respect to the exchange offer. Investors and security holders are urged to carefully read these documents and the other documents relating to the transactions because these documents contain important information relating to the exchange offer and related transactions. Investors and security holders may obtain a free copy of these documents, as filed with the SEC, and other annual, quarterly and special reports and other information filed with the SEC by IDT or PLX Technology, at the SEC's website at www.sec.gov. In addition, such materials will be available from IDT or PLX Technology, or by calling Innisfree M&A Incorporated, the information agent for the exchange offer, toll-free at (877) 456-3463 (banks and brokers may call collect at (212) 750-5833).

Forward Looking Statements

Investors are cautioned that forward-looking statements in this release, including but not limited to statements regarding demand for Company products, anticipated trends in Company sales, expenses and profits, involve a number of risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include, but are not limited to, global business and economic conditions, fluctuations in product demand, manufacturing capacity and costs, inventory management, competition, pricing, patent and other intellectual property rights of third parties, timely development and introduction of new products and manufacturing processes, dependence on one or more customers for a significant portion of sales, successful integration of acquired businesses and technology, availability of capital, cash flow and other risk factors detailed in the Company's Securities and Exchange Commission filings. The Company urges investors to review in detail the risks and uncertainties in the Company's Securities and Exchange Commission filings, including but not limited to the Annual Report on Form 10-K for the fiscal year ended April 1, 2012. All forward-looking statements are made as of the date of this release and the Company disclaims any duty to update such statements.

Non-GAAP Reporting

The Company presents non-GAAP financial measures because the investor community uses non-GAAP results in its analysis and comparison of historical results and projections of the Company's future operating results. These non-GAAP results exclude restructuring-related costs, acquisition and divestiture-related charges, share-based compensation expense, results from discontinued operations, stockholder expenses and certain other expenses and benefits. Management uses these non-GAAP measures to manage and assess the profitability of the business. These non-GAAP results are also consistent with another way management internally analyzes IDT's results and may be useful to investor community. The Company has reconciled non-GAAP results to the most directly comparable GAAP financial measures in the financial tables at the end of this press release.

Reference to these non-GAAP results should be considered in addition to results that are prepared under general accepted accounting standards in the United States (GAAP), but should not be considered a substitute for results that are presented in accordance with GAAP. It should also be noted that IDT's non-GAAP information may be different from the non-GAAP information provided by other companies.

IDT and the IDT logo are trademarks or registered trademarks of Integrated Device Technology, Inc. All other brands, product names and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.

INTEGRATED DEVICE TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)
	Three Months Ended			Six Months Ended
	Sept. 30,	July 1,	Oct. 2,	Sept. 30,	Oct. 2,
	2012	2012	2011 (1)	2012 (1)	2011 (1)
Revenues	$133,401	$130,161	$138,318	$263,562	$287,603
Cost of revenues	58,774	57,648	64,685	116,422	134,534
Gross profit	74,627	72,513	73,633	147,140	153,069
Operating expenses:
Research and development	42,387	41,544	39,184	83,931	78,999
Selling, general and administrative	32,750	36,412	24,888	69,162	50,817
Total operating expenses	75,137	77,956	64,072	153,093	129,816
Operating income (loss)	(510)	(5,443)	9,561	(5,953)	23,253

Other income (expense), net	(206)	2,000	(1,828)	1,794	(1,784)
Income (loss) from continuing operations before income taxes	(716)	(3,443)	7,733	(4,159)	21,469
Provision (benefit) for income taxes	(33)	(3,986)	(367)	(4,019)	600
Net income (loss) from continuing operations	(683)	543	8,100	(140)	20,869
Discontinued operations:
Gain from divestiture	886	—	45,939	886	45,939
Loss from discontinued operations	(273)	(4,858)	(7,352)	(5,131)	(14,996)
Provision (benefit) for income taxes	3	—	(60)	3	(89)
Net income (loss) from discontinued operations	610	(4,858)	38,647	(4,248)	31,032
Net income (loss)	$(73)	$(4,315)	$46,747	$(4,388)	$51,901

Basic net income (loss) per share continuing operations	$—	$—	$0.06	$—	$0.14
Basic net income (loss) per share discontinued operations	—	(0.03)	0.26	(0.03)	0.21
Basic net income (loss) per share	$—	$(0.03)	$0.32	$(0.03)	$0.35

Diluted net income (loss) per share continuing operations	$—	$—	$0.06	$—	$0.14
Diluted net income (loss) per share discontinued operations	—	(0.03)	0.26	(0.03)	0.21
Diluted net income (loss) per share	$—	$(0.03)	$0.32	$(0.03)	$0.35
Weighted average shares:
Basic	143,519	142,595	144,682	143,005	146,249
Diluted	143,519	143,984	146,169	143,005	148,686

1) The Company's prior period financial results have been revised to reflect an immaterial correction. During the third quarter of fiscal 2012 the Company identified errors related to its accounting for certain accrued employee retention costs and other accrued liabilities. The Company assessed the materiality of these errors individually and in the aggregate on prior periods’ financial statements in accordance with the SEC’s Staff Accounting Bulletin No. 99 (“SAB 99”), and concluded that the errors were not material to any of its prior annual or interim financial statements. As permitted by the SEC’s Staff Accounting Bulletin No. 108 (“SAB 108”), the Company elected to revise previously issued consolidated financial statements the next time they are filed. As a result of the revisions, net income for the three and six months ended October 2, 2011 decreased by $0.3 million and $2.8 million, respectively.

INTEGRATED DEVICE TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited)
(In thousands, except per share data)
	Three Months Ended			Six Months Ended
	Sept. 30,	July 1,	Oct. 2,	Sept. 30,	Oct. 2,
	2012	2012	2011	2012	2011

GAAP net income (loss) from continuing operations	$(683)	$543	$8,100	$(140)	$20,869
GAAP diluted net income (loss) per share continuing operations	—	—	$0.06	—	$0.14
Acquisition related:
Amortization of acquisition related intangibles	5,573	4,891	3,861	10,464	7,989
Acquisition related legal and consulting fees (1)	3,630	4,836	—	8,466	—
Other acquisition related costs (2)	1,200	1,800	—	3,000	—
Assets impairment (3)	(59)	(59)	(92)	(118)	(182)
Fair market value adjustment to acquired inventory sold	100	358	—	458	—
Restructuring related:
Severance and retention costs	2,237	715	816	2,952	2,603
Facility closure costs (4)	34	13	(5)	47	23
Fabrication production transfer costs (5)	—	—	816	—	2,661
Other:
Stock-based compensation expense	3,617	3,122	4,282	6,739	8,054
Expenses related to stockholder activities (6)	38	2,576	—	2,614	—
Compensation expense (benefit)—deferred compensation plan (7)	480	(136)	(1,337)	344	(1,281)
Loss (gain) on deferred compensation plan securities (7)	(477)	314	1,359	(163)	1,314
Life insurance proceeds received (7)	—	(2,313)	—	(2,313)	—
Tax effects of Non-GAAP adjustments	(3,076)	(5,677)	(594)	(8,753)	(1,066)
Non-GAAP net income from continuing operations	$12,614	$10,983	$17,206	$23,597	$40,984
GAAP weighted average shares - diluted	143,519	143,984	146,169	143,005	148,686
Non-GAAP adjustment	2,907	1,716	1,994	2,979	1,840
Non-GAAP weighted average shares - diluted (8)	146,426	145,700	148,163	145,984	150,526
Non-GAAP diluted net income per share continuing operations	$0.09	$0.08	$0.12	$0.16	$0.27

GAAP gross profit	74,627	72,513	73,633	147,140	153,069
Acquisition and divestiture related:
Amortization of acquisition related intangibles	3,890	3,622	2,917	7,512	6,101
Assets impairment (3)	(59)	(59)	(92)	(118)	(182)
Fair market value adjustment to acquired inventory sold	100	358	—	458	—
Restructuring related:
Severance and retention costs	306	301	670	607	1,960
Facility closure costs (4)	3	6	(4)	9	(2)
Fabrication production transfer costs (5)	—	—	816	—	2,661
Other:
Compensation expense (benefit)—deferred compensation plan (7)	120	(34)	(289)	86	(277)
Stock-based compensation expense	252	303	453	555	880
Non-GAAP gross profit	79,239	77,010	78,104	156,249	164,210

INTEGRATED DEVICE TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP (continued)
(Unaudited)
(In thousands)
	Three Months Ended			Six Months Ended
	Sept. 30,	July 1,	Oct. 2,	Sept. 30,	Oct. 2,
	2012	2012	2011	2012	2011
GAAP R&D expenses:	42,387	41,544	39,184	83,931	78,999
Restructuring related:
Severance and retention costs	(1,070)	(340)	(126)	(1,410)	(603)
Facility closure costs (4)	(28)	(4)	5	(32)	(10)
Other:
Compensation expense (benefit)—deferred compensation plan (7)	(290)	82	867	(208)	830
Stock-based compensation expense	(1,873)	(1,542)	(2,320)	(3,415)	(4,319)
Non-GAAP R&D expenses	39,126	39,740	37,610	78,866	74,897

GAAP SG&A expenses:	32,750	36,412	24,888	69,162	50,817
Acquisition and divestiture related:
Amortization of acquisition related intangibles	(1,683)	(1,269)	(944)	(2,952)	(1,888)
Acquisition related legal and consulting fees (1)	(3,630)	(4,836)	—	(8,466)	—
Other acquisition related costs (2)	(1,200)	(1,800)	—	(3,000)
Restructuring related:
Severance and retention costs	(861)	(74)	(20)	(935)	(40)
Facility closure costs (4)	(3)	(3)	(4)	(6)	(15)
Other:
Compensation expense (benefit)—deferred compensation plan (7)	(70)	20	181	(50)	174
Stock-based compensation expense	(1,492)	(1,277)	(1,509)	(2,769)	(2,855)
Expenses related to stockholder activities (6)	(38)	(2,576)	—	(2,614)	—
Non-GAAP SG&A expenses	23,773	24,597	22,592	48,370	46,193

GAAP interest income and other, net	(206)	2,000	(1,828)	1,794	(1,784)
Loss (gain) on deferred compensation plan securities (7)	(477)	314	1,359	(163)	1,314
Life insurance proceeds received (7)	—	(2,313)	—	(2,313)	—
Non-GAAP interest income and other, net	(683)	1	(469)	(682)	(470)

GAAP provision (benefit) for income taxes continuing operations	(33)	(3,986)	(367)	(4,019)	600
Tax effects of Non-GAAP adjustments (7)	3,076	5,677	594	8,753	1,066
Non-GAAP provision (benefit) for income taxes continuing operations	3,043	1,691	227	4,734	1,666

(1) Consists of costs incurred in connection with merger and acquisition-related activities, including legal, accounting and other consulting fees.
(2) Consists of a accrued deferred closing date fee associated with the acquisition of NXP’s high-speed data converter assets.
(3) Consists of an impairment charge related to a note receivable and subsequent recoveries.
(4) Consists of ongoing costs associated with the exit of our leased and owned facilities.
(5) Consists of costs incurred in connection with the transition of our wafer fabrication processes in our Oregon facility to TSMC.
(6) This adjustment reflects the expenses in response to our activities and inquiries of Starboard Value LP.
(7) Consists of gains and losses on marketable equity securities related to our deferred compensation arrangements and the changes in the fair value of the assets in a separate trust that is invested in Corporate owned life insurance under our deferred compensation plan and life insurance proceeds received to this trust.

(8) For purposes of calculating non-GAAP diluted net income per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits of stock compensation expense attributable to future services not yet recognized in the financial statements that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury method.

INTEGRATED DEVICE TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	April 1,
(In thousands)	2012	2012

ASSETS
Current assets:
Cash and cash equivalents	$97,871	$134,924
Short-term investments	170,922	190,535
Accounts receivable, net	71,129	60,609
Inventories	61,483	71,780
Prepaid and other current assets	29,530	23,684
Total current assets	430,935	481,532

Property, plant and equipment, net	76,141	69,984
Goodwill	145,129	96,092
Acquisition-related intangibles	58,681	40,548
Other assets	28,738	29,478
TOTAL ASSETS	$739,624	$717,634

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$26,254	$25,211
Accrued compensation and related expenses	22,955	26,156
Deferred income on shipments to distributors	14,953	14,263
Deferred taxes liabilities	470	421
Other accrued liabilities	20,034	13,443
Total current liabilities	84,666	79,494

Deferred tax liabilities	5,897	1,552
Long term income taxes payable	599	706
Other long term obligations	20,127	16,494
Total liabilities	111,289	98,246

Stockholders' equity	628,335	619,388

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$739,624	$717,634